Exhibit 10.7

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (“Agreement”) (this “Agreement”) is entered into as of February 24, 2011 among Blast Energy Services, Inc., a Texas corporation (“Borrower”); XXXXXXXXX, a Delaware limited liability company (“Senior Creditor”); and Berg McAfee Companies, LLC, a California limited liability company (“Junior Creditor”).

RECITALS

Junior Creditor is the holder of that certain $1,120,000 Secured Promissory Note dated February 27, 2008, as amended by Amendment No. 1 thereto dated January 5, 2011, made by Borrower (as further amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Note”).

Borrower’s obligations to Junior Creditor under the Subordinated Note are secured by the collateral described in that certain Security Agreement dated July 15, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Junior Security Agreement”) between Borrower and Junior Creditor.1

Borrower has requested financial accommodations from Senior Creditor and as a condition to extending credit to Borrower, Senior Creditor has required the execution and delivery of this Agreement.

As an inducement for Senior Creditor to provide such financial accommodations, Junior Creditor has agreed to enter into this Agreement to provide for the subordination of the Subordinated Indebtedness (as defined below) to the Senior Indebtedness (as defined below), as more specifically set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and benefits hereinafter set forth, to induce the Senior Creditor to make the loans, advances and other extensions of credit from time to time to or for the benefit of Borrower, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Definitions.  As used herein, the following terms shall have the meanings set forth below:

“Bankruptcy Code” is defined in Section 7(c).

“Collateral” means all present and future property and assets of Borrower wherever located and however described, together, in each case, with all proceeds thereof, all as more particularly described in the Senior Creditor Agreements.

“Distribution” means, with respect to any indebtedness, obligation or security (a) any payment or distribution of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security, or (c) the granting of any lien to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property or interests in property.

“Enforcement Action” means (a) the taking of any action to enforce or realize upon any lien in the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 8 or Article 9 of the Uniform Commercial Code of any jurisdiction or other applicable law, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a lien in the Collateral under any documents, instruments, writings or agreements, applicable law, in a Proceeding or otherwise, including the election to retain any Collateral in satisfaction of a lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds of Collateral, (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, at a private or public sale, other disposition or any other means permissible under applicable law at any time that an event of default shall have occurred which is continuing, (e) the direct debiting of any deposit accounts held by Borrower, and (f) the exercise of any other right of liquidation against any Collateral (including the exercise of any right of recoupment or set-off or any rights against Collateral obtained pursuant to or by foreclosure of a judgment lien obtained against Borrower) whether under any documents, instruments, writings or agreements, applicable law, in a Proceeding or otherwise.

“Event of Default” means an “Event of Default” as such term is defined in the Senior Creditor Agreements.

“Fully Paid and Satisfied” and “Full Payment and Satisfaction” shall mean that (i) the Senior Indebtedness has been paid in full and in cash and (ii) any agreement or commitment of the Senior Creditor to extend any financial accommodations to Borrower has been terminated.

“Junior Creditor Agreements” is defined in Section 5(a).

“Person” means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, joint-stock company, unincorporated organization, cooperative, trust, estate, governmental entity or any other entity of any kind or nature whatsoever.

“Plan” is defined in Section 7(b).

“Proceeding” is defined in Section 7(c).

“Purchase Option Notice” is defined in Section 6(a).

“Purchaser” is defined in Section 6(c).

“Senior Default” means the occurrence of an Event of Default under any Senior Creditor Agreement.

“Senior Indebtedness” is used herein in its most comprehensive sense and means any and all Obligations (as such term is defined in the Senior Loan Agreement) of Borrower to Senior Creditor and Senior Creditor pursuant to the Senior Creditor Agreements.

“Senior Creditor Agreements” shall mean the Senior Financing Agreement, the Notes (as defined in the Senior Financing Agreement), the Senior Security Agreement and all other documents, instruments or agreements entered into in connection therewith by and among the Borrower and/or any guarantor of the Borrower and Senior Creditor, as all of the foregoing now exist or as hereafter may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Financing Agreement” shall mean that certain Note Purchase Agreement, dated as of February __, 2011 by and between Borrower and Senior Creditor, as the same may be amended, modified, restated or supplemented from time to time.

“Subordinated Indebtedness” is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of Borrower to Creditor (including, without limitation, principal, interest, fees, costs, expenses and other amounts due from time to time by Borrower to Creditor), whether incurred or created prior to, on or after the date of this Agreement, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined at any time entered into by Borrower with Creditor, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

2. Subordination.  The payment of all of the Subordinated Indebtedness is hereby expressly subordinated and deferred to the extent and in the manner hereinafter set forth, until Full Payment and Satisfaction of the Senior Indebtedness; and Junior Creditor hereby agrees that (regardless of any priority otherwise available to Junior Creditor by law or by agreement) any lien which Junior Creditor may now hold or may at any time hereafter acquire in any or all of the Collateral is, shall be and shall remain fully subordinate for all purposes to any lien that Senior Creditor may now or hereafter hold in the Collateral.  The Subordinated Indebtedness and any lien securing the Subordinated Indebtedness shall continue to be subordinated to the Senior Indebtedness even if the Senior Indebtedness is deemed unsecured, under-secured, subordinated, avoided or disallowed under the Bankruptcy Code or other applicable law.

3. Distributions.

(a) Junior Creditor shall not demand, receive or accept any payment (whether of principal, interest or otherwise) or Distribution in respect of the Subordinated Indebtedness or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness until all of the Senior Indebtedness has been Fully Paid and Satisfied.

(b) Should Junior Creditor receive any amounts, property, or value on account of the Subordinated Indebtedness not permitted to be paid or delivered to or received by Junior Creditor pursuant to this Agreement, Junior Creditor will receive such amounts, property, or value as trustee for Senior Creditor, and pay or deliver to Senior Creditor, immediately upon receipt thereof, any and only such amounts, property, or value which Junior Creditor may receive on account of the Subordinated Indebtedness prior to Full Payment and Satisfaction of the Senior Indebtedness.

4. No Action.

(a) Junior Creditor will not, at any time prior to the Senior Indebtedness is Fully Paid and Satisfied, (i) commence any action or proceeding against Borrower to recover all or any part of the Subordinated Indebtedness, (ii) commence any action or proceeding with respect to the Collateral, (iii) join with any creditor in bringing any proceeding against Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, (iv) take possession of, sell or dispose of, or otherwise deal with, the Collateral, (v) take any Enforcement Action, (vi) exercise or enforce any other right or remedy which may be available to Junior Creditor against Borrower or with respect to the Collateral.  Notwithstanding the foregoing, Junior Creditor may:

(1)           file a claim or statement of interest with respect to the Subordinated Indebtedness, provided that a Proceeding has been commenced by or against Borrower;

(2)           take any action (not adverse to the priority status of the liens securing the Senior Indebtedness, or the rights of the Senior Creditor to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its lien on any of the Collateral;

(3)           file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims for any of the Subordinated Indebtedness, including any claims secured by the Collateral, if any, in each case so long as such filing is in accordance with the terms of this Agreement;

(4)           take any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims, or to assert a compulsory cross-claim or counterclaim against Borrower;

(5)           take any action to seek and obtain specific performance or injunctive relief to compel Borrower to comply with (or not violate or breach) an obligation under the Junior Creditor Agreements, so long as it is not accompanied by a claim for monetary damages; and

(6)           accelerate the Subordinated Indebtedness following the occurrence of an event of default under the Junior Creditor Agreements.

(b) Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing and Borrower or Senior Creditor intends to sell or otherwise dispose of any Collateral, Junior Creditor shall, upon Senior Creditor’s request, execute and deliver such instruments as may reasonably be necessary to terminate and release any lien Junior Creditor has in the Collateral to be sold or otherwise disposed of, with the proceeds of any such sale to be applied as provided in Section 7(a).  If Junior Creditor fails to execute and deliver such instruments as may be reasonably necessary to terminate and release any lien Junior Creditor has in the Collateral to be sold or otherwise disposed of, Junior Creditor shall be deemed to have released any lien it may have in such Collateral and to have authorized Senior Creditor or its agents to file partial releases with respect to such Collateral.

(c) Notwithstanding any other provision of this Agreement, Junior Creditor shall have the right to bid for or purchase the Collateral in any public or, to the extent permitted by applicable law, private sale or judicial foreclosure initiated by Senior Creditor or in any sale of the Collateral in a Proceeding (whether pursuant to Section 363 of the Bankruptcy Code or otherwise) or under other applicable law; provided, however, that a bid by Junior Creditor may not include a “credit bid” in respect of any Subordinated Indebtedness unless such bid also includes payment of cash proceeds to Senior Creditor in an amount sufficient to Fully Pay and Satisfy the Senior Indebtedness in its entirety.

5. Representations, Warranties and Covenants.

(a) Junior Creditor and Borrower represent and warrant to, and covenants with, Senior Creditor that:

(i)           As of the date hereof, the principal amount of the Subordinated Indebtedness aggregates the sum of One Million One Hundred Twenty Thousand Dollars ($1,120,000) and no more, without counterclaim, defense or offset.

(ii)           The Subordinated Note and the Junior Security Agreement (the “Junior Creditor Agreements”) constitute the sole instruments and agreements evidencing or governing the Subordinated Indebtedness; true and correct copies of all Junior Creditor Agreements have been provided to Senior Creditor.

 (iii)           Prior to the Full Payment and Satisfaction of the Senior Indebtedness, neither Borrower nor Junior Creditor shall enter into any amendment to or modification of any Junior Creditor Agreement which relates to or affects the principal amount, interest rate, payment terms, events of default or any other material covenant or agreement of Borrower thereunder or in respect thereof, without the prior written consent of Senior Creditor.

(iv)           As of the date hereof, no default or event of default exists or has occurred under the Junior Creditor Agreements.

(v)           Junior Creditor has taken all necessary action to execute and deliver this Agreement and is authorized to execute and deliver this Agreement.

(vi)           This Agreement constitutes the legal, valid and binding obligation of Junior Creditor, enforceable in accordance with its terms, subject to applicable federal and state bankruptcy and insolvency laws affecting generally the rights of creditors.

(vii)           The execution, delivery and performance of this Agreement does not contravene any law or any agreement to which Junior Creditor is a party or by which any of its properties is bound.

(viii)           Junior Creditor will not contest, protest or object to, or take any action that would restrain, hinder, limit, delay, or otherwise interfere with, any Enforcement Action by Senior Creditor, or take any other action that is otherwise prohibited under this Agreement.

(ix)           Junior Creditor is the holder of the Subordinated Indebtedness and has not transferred, whether absolutely or for purposes of security, all or any portion of the Subordinated Indebtedness to any Person.

(x)           Junior Creditor will not assign, transfer or pledge to any other Person any of the Subordinated Indebtedness unless such Person agrees in writing to become bound by the terms of this Agreement.  Junior Creditor will provide written notice to Senior Creditor in the event any of the Subordinated Indebtedness is assigned, transferred or pledged to any Person.

(b) Junior Creditor hereby agrees that, notwithstanding the provisions of the Junior Security Agreement to the contrary:

(i) Junior Creditor consents to Borrower’s grant to Senior Creditor of a security interest in the Collateral and agrees that such security interest shall be permitted and shall not result in a breach of or an event of default under the Junior Creditor Agreements.

(ii) Junior Creditor consents to the filing by Senior Creditor of all Uniform Commercial Code and similar financing statements and all mortgages, each in form and substance satisfactory to Senior Creditor, at the appropriate offices to create and maintain a valid and perfected first priority security interest in the Collateral and to all other actions deemed necessary by Senior Creditor to create and maintain a valid and perfected first priority security interest in the Collateral.

(c) Senior Creditor represents and warrants to Junior Creditor that (i) the Senior Creditor is the holder of the Senior Indebtedness and liens which secure or will secure the Senior Indebtedness, (ii) it has full right, power and authority to enter into this Agreement and (iii) this Agreement constitutes the legal, valid and binding obligation of Senior Creditor, enforceable in accordance with its terms, subject to applicable federal and state bankruptcy and insolvency laws affecting generally the rights of creditors.

6. Creditor Purchase Option.

(a) In the event that (i) the Senior Indebtedness is accelerated or (ii) Senior Creditor commences an Enforcement Action following the occurrence of a Senior Default or (iii) a Proceeding has been commenced by or against Borrower, then Junior Creditor may elect to purchase all, but not less than all, of the Senior Indebtedness by delivering to Senior Creditor a notice (a “Purchase Option Notice”) which states that (1) it is a Purchase Option Notice delivered pursuant to this Section 6, (2) Junior Creditor is irrevocably electing to purchase, in accordance with this Section 6, all but not less than all of the Senior Indebtedness, and (3) designates a date on which the purchase will occur.

(b) Senior Creditor may (but shall be under no obligation to Junior Creditor), at Borrower’s expense, continue to exercise its rights and remedies under the Senior Creditor Agreements following receipt of a Purchase Option Notice until such time as the purchase price for the Senior Indebtedness has been received by Senior Creditor.

(c) On the date specified in the Purchase Option Notice (which shall not be less than five (5) days, nor more than ten (10) days, after Senior Creditor’s receipt of the Purchase Option Notice), Senior Creditor shall sell to Junior Creditor and/or its assignee (the “Purchaser”) all, but not less than all, of the Senior Indebtedness; provided, however, Senior Creditor shall not be obligated to honor the purchase option granted herein if the Purchase Option Notice is received by Senior Creditor more than sixty (60) days after the earliest to occur of the events described in clauses (i), (ii) and (iii) of Section 6(a).  The Purchase Option Notice shall constitute an irrevocable binding and legally enforceable commitment on the part of Junior Creditor to purchase the Senior Indebtedness as provided in this Section 6.

(d) On the date of such purchase and sale:

(i)           the Purchaser shall

(1)           pay to Senior Creditor in immediately available funds as the purchase price therefor, the aggregate outstanding principal amount of all Senior Indebtedness on such date, plus interest and fees due and payable to Senior Creditor under the Senior Creditor Agreements to but excluding such date, plus all reasonable costs, expenses (including reasonable legal fees and disbursements), prepayment premium, collateral protection expenses, other reimbursement or indemnity obligations incurred under the Senior Creditor Agreements and all other amounts due and owing under the Senior Creditor Agreements,

(2)           indemnify Senior Creditor in respect of any checks or other payments received by Senior Creditor that are credited to Borrower’s loan balance but which are subsequently dishonored or returned for insufficient funds,

(3)           at Senior Creditor’s discretion provide cash collateral to Senior Creditor in an amount determined by Senior Creditor in its reasonable discretion, which cash shall be deposited to an interest bearing account maintained by Senior Creditor (any interest income with respect to which shall be paid to the Purchaser) and which amount may be applied against any checks or other payments received by Senior Creditor which are credited to Borrower’s loan balance but which are subsequently dishonored or returned for insufficient funds, provided that any such cash collateral shall be returned to Purchaser on the date that occurs 45 days after the date of such purchase and sale, and

(4)           will execute and deliver to Senior Creditor a waiver of all claims arising out of this Agreement and the transactions contemplated by this Section 6, other than any claims arising out of the failure of the Senior Creditor to comply with, or a breach of the representations and warranties set forth in, paragraph (ii) of this Section 6(d).

(ii)           Senior Creditor shall assign and transfer to Purchaser, without recourse, warranty or representation of any kind or nature whatsoever (other than the representation and warranty that (a) Senior Creditor has the right to assign and transfer the Senior Indebtedness and (b) such assignment and transfer is made free and clear of any and all liens created by or through Senior Creditor) all of the rights, duties and obligations of Senior Creditor under the Senior Creditor Agreements; provided, however, Senior Creditor shall retain all rights to indemnification provided in the Senior Creditor Agreements for all claims and other amounts relating to periods prior to the purchase of the Senior Indebtedness pursuant to this Section 6.

(e) Borrower acknowledges and agrees that upon any such assignment and transfer, Senior Creditor shall be released from their duties and obligations under the Senior Creditor Agreements.

7. Waiver and Consent; Bankruptcy.

(a) Except to the extent set forth in Section 6, Senior Creditor shall have no obligation to Junior Creditor with respect to the Collateral or the Senior Indebtedness. Senior Creditor may (i) commence and pursue any Enforcement Action, (ii) exercise collection rights, (iii) take possession of, sell or dispose of, and otherwise deal with, all or any portion of the Collateral, (iv) in Senior Creditor’s name or in Borrower’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the Senior Indebtedness (including collateral obligations) of any account Borrower or other obligor of Borrower; (v) prosecute, settle and receive proceeds on any insurance claims relating to the Collateral, and (vi) exercise and enforce any right or remedy available to Senior Creditor with respect to Borrower and/or the Collateral, whether available before or after the occurrence of any default under the Senior Creditor Agreements; all without consent of Junior Creditor and without notice to Junior Creditor except any notice as specifically required by law. To the extent it is legally permitted to do so, Senior Creditor shall apply the proceeds of the Collateral against the Senior Indebtedness in any order of application it deems appropriate, and to the extent there is any excess remaining after such application, then to Junior Creditor for payment of the Subordinated Indebtedness, or to any other party legally entitled to such proceeds. Junior Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or agreement.

(b) In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of Borrower, Junior Creditor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of Borrower in respect of the Subordinated Indebtedness and will hold in trust for Senior Creditor and promptly pay over to Senior Creditor in the form received (except for the endorsement of Junior Creditor where necessary) for application to the then-existing Senior Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Senior Indebtedness has been Fully Paid and Satisfied.  If Junior Creditor shall fail to file any claim, proof of claim or other instrument within ten (10) business days of the deadline for filing, Senior Creditor, as attorney-in-fact for Junior Creditor, may (but shall have no obligation to) take such action on Junior Creditor’s behalf, at Borrower’s expense.  Junior Creditor hereby irrevocably appoints Senior Creditor, or any of its officers or employees, as the attorney-in-fact for Junior Creditor (which appointment is coupled with an interest) with the power but not the duty to execute, verify, deliver and file any claim, proof of claim or other instrument of similar character to the extent permitted by this Section 7(b) and Junior Creditor will, at Borrower’s expense, execute and deliver to Senior Creditor such other and further powers-of-attorney or instruments as Senior Creditor may reasonably request in order to accomplish the foregoing.  At all times, Junior Creditor shall retain the right to vote claims comprising Subordinated Indebtedness and to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, provided, however, Junior Creditor shall not vote to accept a plan of reorganization or liquidation (“Plan”) in any Proceeding, unless such Plan (i) pays Senior Creditor and Senior Creditor, in cash on the effective date of the Plan, the full amount of the Senior Indebtedness, or (ii) is acceptable to Senior Creditor in its sole and absolute discretion.

(c) If Borrower or Borrower’s estate become the subject of a proceeding (“Proceeding”) under Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended, (the “Bankruptcy Code”), and if Senior Creditor desires to permit the use of cash collateral or to provide post-petition financing to Borrower, Junior Creditor shall not object to the same or assert that its interests are not being adequately protected and agrees that adequate notice to Junior Creditor shall have been provided if Junior Creditor receives written notice in accordance with the Bankruptcy Code.  Junior Creditor waives any claim it may now or hereafter have arising out of Senior Creditor’s election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or a lien under Section 364 of the Bankruptcy Code by Borrower, as debtor-in-possession.  To the extent that Senior Creditor receives payments on or proceeds of Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Indebtedness, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Creditor.

8. Restrictive Legend; Transfer of Subordinated Indebtedness.  Junior Creditor shall cause each Junior Creditor Agreement that now or hereafter evidences all or a portion of the Subordinated Indebtedness to be conspicuously marked as follows:

“This [agreement] [instrument] is subject to the terms of a Subordination and Intercreditor Agreement (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) dated as of February __, 2011 among Blast Energy Services, Inc., a Texas corporation, XXXXXXXXX, a Delaware limited liability company, and Berg McAfee Companies, LLC, a California limited liability company, which Intercreditor Agreement is incorporated herein by reference.”

9. Continuing Effect.  This Agreement shall constitute a continuing agreement of subordination.  Senior Creditor may, without notice to or consent by Junior Creditor, modify any term of Senior Indebtedness in reliance upon this Agreement.  Without limiting the generality of the foregoing, Senior Creditor may, at any time and from time to time until the Full Payment and Satisfaction of the Senior Indebtedness, without the consent of or notice to Junior Creditor and without incurring responsibility to Junior Creditor or impairing or releasing any of Senior Creditor’s rights or any of Junior Creditor’s obligations hereunder:

(a)           change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Indebtedness or any instrument evidencing the same in any manner;

(b)           sell, exchange, release or otherwise deal with any property at any time securing payment of Senior Indebtedness or any part thereof;

(c)           release anyone liable in any manner for the payment or collection of Senior Indebtedness or any part thereof;

(d)           exercise or refrain from exercising any right against Borrower or any other Person (including Junior Creditor); and

(e)           apply any sums received by Senior Creditor, by whomsoever paid and however realized, to Senior Indebtedness in such manner as Senior Creditor shall deem appropriate.

10. Miscellaneous Provisions.

(a) Borrower shall render to Senior Creditor upon demand, from time to time, statements of the Subordinated Indebtedness and shall give Senior Creditor access to its books for the purpose of examining the state of the accounts of Junior Creditor with Borrower.

(b) Except as set forth in this Agreement, Junior Creditor waives any and all notice of the acceptance of this Agreement or of the creation, renewal, extension or accrual, present or future, of any of the Senior Indebtedness, or of the reliance of Senior Creditor on this Agreement.  Junior Creditor hereby waives all presentment for payment, protest and notice of non-payment and protest of negotiable instruments to which Junior Creditor may be a party.  Junior Creditor consents that, without notice to or further assent by Junior Creditor, the liability of Borrower or of any other party for or upon the Senior Indebtedness may from time to time, in whole or in part, be renewed, extended, modified, prematured, compounded, or released by Senior Creditor, as it may deem advisable, that any of the collateral subject to Senior Creditor’s security interest may, from time to time, in whole or in part, be exchanged, sold, impaired, released, declined or surrendered by Senior Creditor, as it may deem advisable, and that any deposit, balance or balances to the credit of Borrower may, from time to time, in whole or in part, be surrendered or released by Senior Creditor to Borrower, as Senior Creditor may deem advisable, all without impairing or in any way affecting the subordination contained in this Agreement.

(c) This Agreement shall be binding upon Senior Creditor, Junior Creditor, Borrower and their respective successors, endorsees, transferees and assigns, and shall inure to the benefit of, and be enforceable by, Senior Creditor and Junior Creditor and their respective successors, endorsees, transferees and assigns.

(d) An Event of Default shall have occurred under the Senior Creditor Agreements in the event of a breach by either Borrower or Junior Creditor in the performance of any of the terms of this Agreement, or if any representation or warranty of Borrower or Junior Creditor hereunder shall prove to be materially false.  No failure or delay on the part of Senior Creditor in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of such right, power or remedy preclude any other right, power or remedy hereunder.  No amendment, modification, termination or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing making explicit reference to this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.  No notice or demand in any case shall entitle the recipient to any other or further notice or demand in similar or other circumstances.

(e) All notices, requests and other communications pursuant to this Agreement shall be in writing and delivered by hand, overnight delivery service or telecopier (at the telecopier number set forth below) addressed to Senior Creditor or Junior Creditor (as the case may be) at its address set forth on the signature page hereof, or at such other address as any may give notice to the others as herein provided.  Any notice, request or communication hereunder shall be deemed to have been given (i) in the case of delivery by overnight delivery service, one (1) day after its deposit with a reputable overnight delivery service, postage prepaid, or (ii) in the case of delivery by hand, when delivered, or (iii) in the case of delivery by telecopier, when transmitted and receipt confirmed by the sender obtaining a printed confirmation that the entire document has been properly transmitted to recipient, provided such transmission is followed by delivery of such notice, request or communication pursuant to clause (i) or (ii) above; provided, however, that notice of a change of address, telephone number or telecopier number shall be deemed to have been given only when actually received by the party to which it is addressed.

(f) If any of the provisions of this Agreement shall contravene or be held invalid under the laws of any jurisdiction, this Agreement shall be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants and provisions hereof shall be construed and enforced accordingly in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provision in this Agreement in any jurisdiction.

(g) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose.

(h) In all references herein to any parties, persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of this Agreement may require.

(i) This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this document by facsimile shall be effective as delivery of a manually executed counterpart of this document.

11. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement is to be executed and delivered within the State of New York, is to be performed within the State of New York, and the parties elect that the laws of New York shall govern the construction of this Agreement and the rights, remedies, warranties, representations, covenants, and provisions hereof, without giving effect to the conflict of laws rules of the State of New York.

(b) Any legal action or proceeding with respect to this Agreement or any other document, instrument, writing or agreement related hereto, may be brought in the courts of the State of New York or of the United States for the Southern District of New York, in each case, located in New York County, and, by execution and delivery of this Agreement, each party hereby each irrevocably accept for itself in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each party hereto further irrevocably consent to the service of process out of any of the aforementioned courts and in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to them at their address set forth herein, such service to become effective upon receipt thereof.  Nothing contained herein shall affect the right of any party hereto to service of process in any other manner permitted by law or to commence any legal proceedings or otherwise proceed against any other party hereto in any jurisdiction.

(c) Each party hereto hereby waives any rights it may have to transfer or change the venue of any litigation brought against it by any other party hereto which is in any way related to this Agreement or any other document, instrument, writing or agreement related hereto.

(d) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG CREDITOR, BORROWER, AGENT AND/OR LENDERS, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER SENIOR CREDITOR AGREEMENTS OR THE TRANSACTIONS RELATED THERETO.

(e) The provisions of this Section 11 shall survive the termination of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each of the parties intending to be bound hereby has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

BLAST ENERGY SERVICES, INC.
By:	/s/ Michael L. Peterson
Name: Michael L. Peterson
Title: President

Address for notices: Blast Energy Services, Inc. 14550 Torrey Chase Blvd. Suite 330 Houston, TX 77014 Tel: (281) 453-2885 Fax: (281) 453-2899 Attention: Andrew Wilson
With a copy to: The Loev Law Firm, PC 6300 West Loop South; Suite 280 Bellaire, Texas 77401 Tel: (713) 524-4110 Fax: (713) 524-4122 Attention: David M. Loev

[SIGNATURE PAGE TO SUBORDINATION AND INTERCREDITOR AGREEMENT]

XXXXXXXXX
By:	/s/ XXXXXXXXX
Name: XXXXXXXXX
Title: Authorized Signatory

Address for notices: XXXXXXXXX
With a copy to: XXXXXXXXX

[SIGNATURE PAGE TO SUBORDINATION AND INTERCREDITOR AGREEMENT]

BERG MCAFEE COMPANIES, LLC
By:	/s/ Eric A. McAfee
Eric A. McAfee
Managing Member and President

Address for notices: Berg McAfee Companies, LLC 2400 Stevens Creek Boulevard, Suite 700 Cupertino, California 95014 Tel: Fax: Attention: Eric A. McAfee

[SIGNATURE PAGE TO SUBORDINATION AND INTERCREDITOR AGREEMENT]